Exhibit 10.23

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into effective as of February 1, 2016, by and between Interleukin Genetics, Inc., a Delaware corporation with an address of 135 Beaver Street, Waltham, MA 02452 (“INTERLEUKIN”), and Metagenics, Inc., a Delaware corporation with an address of 25 Enterprise, Suite 200, Aliso Viejo, CA 92656 (“METAGENICS”).

Each of INTERLEUKIN and METAGENICS is sometimes referred to individually herein as a “Party”, and INTERLEUKIN and METAGENICS are sometimes referred to collectively herein as the “Parties”.

WHEREAS, INTERLEUKIN is the owner of, or otherwise controls, genetic testing services currently sold under the PerioPredict® brand name (the “Test” or “Tests”); and

WHEREAS, METAGENICS desires to purchase the Tests and accompanying Services;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1 “Affiliate” means, with respect to any Party, any person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.2 “Applicable Laws” means Federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of regulatory authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.3 “Change of Control” means, with respect to METAGENICS, (a) a merger, consolidation, share exchange or other similar transaction involving METAGENICS and any third party (a “Third Party”) which results in the holders of the outstanding voting securities of METAGENICS immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); (b) any transaction or series of related transactions (other than an investment transaction by an entity not engaged in the pharmaceutical or biotechnology business, the purpose of which is to raise capital for METAGENICS) in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of METAGENICS (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (c) the sale or other transfer to a Third Party of all or substantially all of METAGENICS’ assets which relate to this Agreement.

INTERLEUKIN/Agreement	Page 1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

1.4 “Confidential Information” means (a) with respect to INTERLEUKIN, all tangible embodiments of the Tests; and (b) with respect to METAGENICS, all data provided to INTERLEUKIN regarding its employees provided to INTERLEUKIN for the purpose of providing the Tests and the Services; and (c) with respect to each Party, all information and technology disclosed or provided by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or to any of the Receiving Party’s employees, consultants, Affiliates or sublicensees pursuant to or in connection with this Agreement; provided, that, none of the foregoing shall be Confidential Information if: (i) as of the date of disclosure by the Disclosing Party, it is known to the Receiving Party or its Affiliates as demonstrated by contemporaneous written documentation, other than by virtue of a prior confidential disclosure to such Receiving Party; (ii) as of the date of disclosure by the Disclosing Party, it is in the public domain, or it subsequently enters the public domain through no fault of the Receiving Party; (iii) it is obtained by the Receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (iv) it is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party as demonstrated by contemporaneous written documentation. For purposes of clarity, the terms of this Agreement shall constitute Confidential Information of each Party.

1.5 “Control” or “Controlled” means, with respect to technology, patent rights, trademarks, design looks, or copyrights, the possession by a Party of the right to grant a license or sublicense to such technology, patent rights, trademarks, design looks, or copyrights as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party and without violating any Applicable Law.

1.6 “Effective Date” means the date first set forth above in the introductory paragraph to this Agreement.

1.7 “Force Majeure Event” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

INTERLEUKIN/Agreement	Page 2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

1.8 “Program” means the combined product offering from INTERLEUKIN, including both the Tests and accompanying Services.

1.9 “Promotional and Marketing Materials” means all websites, marketing, sales, promotional or other published literature used in connection with the Tests.

1.10 “Sample Collection Sets” means the materials necessary for INTERLEUKIN to process the Tests.

1.11 “Services” means any efforts INTERLEUKIN employs to enable access to, and utilization of, the Tests to employees of METAGENICS, including but not limited to providing Sample Collection Sets, Promotional and Marketing Materials, and educational webinars to providers.

2. INTERLEUKIN RESPONSIBILITIES

2.1 INTERLEUKIN will provide the Tests and the Services to METAGENICS’ employees.

2.2 Performance of a Test. All of the Tests will be processed at INTERLEUKIN’s CLIA certified laboratory in Waltham, MA. INTERLEUKIN will provide Test results consistent with INTERLEUKIN standard procedures approximately two (2) weeks from the receipt by INTERLEUKIN of cheek swabs.

3. METAGENICS RESPONSIBILITIES

3.1 METAGENICS will pay INTERLEUKIN the price per Test shown in Exhibit A.

3.2 METAGENICS will provide INTERLEUKIN with data required to deliver the Services, including contact information for its employees to whom it makes the Tests available, and, if available and agreed-upon by both Parties, de-identified dental and medical usage codes for its employees solely for the purpose of assessing and reporting various metrics regarding the effectiveness of the Services.

3.3 METAGENICS will work collaboratively with INTERLEUKIN to enable reasonable access to its employees for communications solely for the purpose of communicating the benefits, and increasing the effective utilization, of the Program.

3.4 METAGENICS will send out email and mail communications to its employees informing them of the Program and methods by which they may access the Tests.

INTERLEUKIN/Agreement	Page 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

4. PAYMENT TERMS

4.1 INTERLEUKIN shall provide an invoice to METAGENICS for all Tests performed in the previous month, billed at the rate shown in Exhibit A.

4.2 Payment from METAGENICS is due in full within thirty (30) days from the date METAGENICS receives the invoice. Invoices that are past due by more than seven (7) days will be subject to a late charge of one percent (1%) per month on the amount of the past due balance.

5. COVENANTS, REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1 Covenants, Representations and Warranties. Each Party covenants, represents and warrants to the other Party that:

5.1.1	it has full power and authority to enter into this Agreement and to perform its obligations hereunder;

5.1.2	it will meet its obligations hereunder in a professional and workmanlike manner and with personnel with appropriate expertise and experience;

5.1.3	it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement;

5.1.4	the products to be sold and the services to be rendered by each Party and the exercise of the licenses and rights granted hereunder shall not infringe or violate any patent, copyright, trademark, or other proprietary right of any Third Party; and

5.1.5	it will fully comply with all Applicable Laws and regulations.

5.2 Indemnification of METAGENICS by INTERLEUKIN. INTERLEUKIN shall indemnify, defend and hold harmless METAGENICS, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “METAGENICS Indemnitees”), against any losses (“Losses”) incurred by or imposed upon the METAGENICS Indemnitees, or any one of them, as a direct result of claims (“Claims”) arising out of (a) the material breach by INTERLEUKIN of this Agreement, except with respect to any Claims or Losses that result from a breach of this Agreement by, or the gross negligence or willful misconduct of, METAGENICS; provided, however, that, with respect to any Claim for which METAGENICS has an obligation to any INTERLEUKIN Indemnitee pursuant to Section 5.3 and INTERLEUKIN has an obligation to any METAGENICS Indemnitee pursuant to this Section 5.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

INTERLEUKIN/Agreement	Page 4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

5.3 Indemnification of INTERLEUKIN by METAGENICS. METAGENICS shall indemnify, defend and hold harmless INTERLEUKIN, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “INTERLEUKIN Indemnitees”), against any Losses incurred by or imposed upon the INTERLEUKIN Indemnitees, or any one of them, as a direct result of Claims arising out of (a) the material breach by METAGENICS of this Agreement, except with respect to any Claims or Losses that result from a breach of this Agreement by, or the gross negligence or willful misconduct of, INTERLEUKIN; provided, however, that, with respect to any Claim for which INTERLEUKIN has an obligation to any METAGENICS Indemnitee pursuant to Section 5.2 and METAGENICS has an obligation to any INTERLEUKIN Indemnitee pursuant to this Section 5.3, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

5.4 Conditions to Indemnification. A person seeking recovery under this Section 5 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Section 5, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party (a) acts reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) does not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

6. TERM AND TERMINATION

6.1 Term. The initial term of this Agreement shall commence on the Effective Date and continue for a period of twelve (12) months (the “Initial Term”). Thereafter, this Agreement may be renewed for additional terms of twelve (12) months (each, a “Renewal Term” and together with the Initial Term, the “Term”) and shall be considered automatically so renewed, unless sooner terminated in accordance with this Section 6.

6.2 Termination. Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

6.2.1	Confidential Information. Immediately upon written notice if the other Party breaches confidentiality.

6.2.2	Other Defaults. If the other Party defaults in the performance of any of its material obligations under this Agreement and such default continues for a period of fifteen (15) days after receipt of written notice specifying the nature of the breach.

6.2.3	Without Cause. For any or no reason, upon at least thirty (30) days’ prior written notice to the other Party.

INTERLEUKIN/Agreement	Page 5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

6.3 Effect of Termination. Upon termination of this Agreement, all rights and licenses granted under this Agreement shall terminate, provided, however, that the provisions of Section 2.2, Article 5 and Section 7.8 shall survive termination.

7. GENERAL

7.1 Press Releases. Any press releases regarding the relationship of the Parties under this Agreement must be approved by both Parties before issuance of such release to the public.

7.2 Force Majeure. Neither Party will be liable to the other for any failure to perform any obligation under this Agreement if such failure is caused by, or arises from, an act of force majeure, including acts of God, war, riot, natural disaster, governmental order or any other cause beyond the reasonable control of such Party. Under no circumstances shall INTERLEUKIN be excused of its responsibilities under this Agreement if its delay or failure to perform is a result of a labor dispute or strike.

7.3 Governing Law; No Waiver; Attorneys’ Fees; Counterparts. This Agreement shall be governed by and interpreted according to the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law provisions of Commonwealth of Massachusetts or any other state or country. Each Party (a) agrees that any litigation arising out of this Agreement may be brought only in the state or federal courts whose jurisdiction includes Suffolk County, Commonwealth of Massachusetts, (b) consents to the jurisdiction of such courts, and (c) waives any argument that any such court is an inconvenient forum. No failure or delay by a Party in exercising any right, power or privilege hereunder will be deemed or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other further exercise of any right, power or privilege hereunder. In the event of any dispute or if it becomes necessary to enforce the provisions of this Agreement, the successful Party shall be entitled to recover reasonable expenses, including attorneys and other professional fees, in addition to any other available remedies. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

7.4 Assignment. This Agreement shall not be assigned by either Party to any Third Party without the prior written permission of the other Party hereto. Non-assignment of this Agreement is also applicable during any Change of Control of METAGENICS.

7.5 Headings and Severability. The headings in this Agreement are intended to be a convenience only and are not intended to affect interpretation. Any invalidity in whole or in part shall not affect the validity of any other provision of this Agreement.

7.6 Modification. The terms of this Agreement may not be modified, unless such modification is in writing and signed by duly authorized representatives of each Party.

7.7 Waiver. The waiver of any breach of any covenants and conditions of this Agreement shall not hinder or otherwise prevent the subsequent enforcement of said rights.

INTERLEUKIN/Agreement	Page 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

7.8 Notice. Any notice under this Agreement shall be in writing and shall, for all purposes, be deemed to have been fully given on the date personally delivered or received by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the respective Parties at the addresses set forth above, or at such other address for either Party as may be specified by such Party in accordance with this section for such purpose.

Contact Information

INTERLEUKIN contact:

Paul Voegelin

Vice President, Marketing

Interleukin Genetics, Inc.

135 Beaver Street

Waltham, MA 02452

METAGENICS contact:

Greg Ziff

Director, Global Compensation and Benefits

Metagenics, Inc.

25 Enterprise, Suite 200

Aliso Viejo, CA 92626

7.9 Any communications to METAGENICS employees regarding the Program must be approved in writing by both Parties designated contact shown in section 7.8.

7.10 Exclusion of Certain Damages. NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.11 Independent Contractor. The Parties do not intend by this Agreement to create a partnership, principal/agent or joint venture relationship and nothing in this Agreement shall be construed as creating such a relationship between the Parties. Neither Party nor its agents or employees are the representatives of the other Party for any purpose except as expressly set forth in this Agreement, and neither Party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.

INTERLEUKIN/Agreement	Page 7

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

7.12 Entire Agreement. This Agreement constitutes the entire agreement between METAGENICS and INTERLEUKIN with respect to the sale of the Tests and accompanying Services and supersedes all earlier agreements and understandings, oral and written, between the Parties with regard to such sale.

IN WITNESS WHEREOF, METAGENICS and INTERLEUKIN have duly authorized their representatives to make and sign this Agreement as of the Effective Date written above.

INTERLEUKIN:

INTERLEUKIN GENETICS, INC.

By	/s/ Mark Carbeau

Mark Carbeau
Chief Executive Officer

METAGENICS:

METAGENICS, INC.

By	/s/ Allison K. Musetich

Allison K. Musetich
Chief Human Resources Officer

INTERLEUKIN/Agreement	Page 8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.23

Exhibit A

PerioPredict® Test processing	$[***] per test

Price includes any promotional or educational materials provided with the Program.

INTERLEUKIN/Agreement	Page 9

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.